SECOND AMENDMENT TO CREDIT AGREEMENT


      THIS SECOND AMENDMENT TO CREDIT AGREEMENT entered into as of June __, 1999 by and among AJAY SPORTS, INC., a Delaware corporation, LEISURE LIFE, INC., a Tennessee corporation, PALM SPRINGS GOLF, INC., a Colorado corporation, and AJAY LEISURE PRODUCTS, INC., a Delaware corporation, (each individually referred to as "Borrower" and all collectively referred to as "Borrowers"), and WELLS FARGO CREDIT, INC., successor in interest to Wells Fargo Bank, National Association ("Bank").

                                    RECITALS

      Borrowers and Bank are parties to that certain Credit Agreement dated as of June 30, 1998, as amended by the First Amendment to Credit Agreement dated February 2, 1999 ("Agreement"). Borrowers and Bank desire to revise the
Agreement in the manner set forth herein to extend the seasonal overadvance through August, 1999.

      All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrowers and Bank agree as follows:

     1. Revised Definitions. The terms "Additional Amount" and "Bank" are hereby amended in their entirety to read as follows:

            "Additional Amount" means, (i) during the months of February through June, 1999, the least of (A) $750,000, (B) 15% of the Borrowing Base or
      (C) 200% of the market value (as determined by Bank) of the stock of Williams Controls, Inc. which is the subject of a first, perfected Lien in favor of Bank ("Williams Stock"), and (ii) during July, 1999, the least of
      (A) $375,000, (B) 7.5% of the Borrowing Base or (C) the market value (as determined by Bank) of the Williams Stock.

            "Bank" means Wells Fargo Credit, Inc.

     2. Accommodation Fee. As consideration for Bank entering into this Second Amendment to Credit Agreement, Borrowers hereby agree to pay Bank an accommodation fee of $2,500 upon the execution of this Second Amendment.

     3. Effective Date. This Second Amendment shall be effective upon the execution of this Second Amendment by Borrowers and Bank, and the payment by Borrowers of the accommodation fee.

     4. Ratification. Except as otherwise provided in this Second Amendment, all of the provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

     5. One Agreement. The Agreement, as modified by the provisions of this Second Amendment, shall be construed as one agreement.

     6. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.

     7.   Oregon Statutory Notice.

      UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

      IN WITNESS WHEREOF, the parties have executed this Second Amendment to Credit Agreement as of the date first above written.

AJAY SPORTS, INC.                       LEISURE LIFE, INC.

By:_________________________            By:______________________________
Title:______________________            Title:___________________________

PALM SPRINGS GOLF, INC.                 AJAY LEISURE PRODUCTS, INC.

By:_________________________            By:______________________________
Title:______________________            Title:___________________________


                                        WELLS FARGO CREDIT, INC.

                                        By:______________________________
                                        Title:___________________________